                                                                    Exhibit 99.1

                         INDEX TO FINANCIAL STATEMENTS

                          NEBRASKA BOOK COMPANY, INC.
                              AUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

Report of independent auditors (Deloitte & Touche LLP)......................  2
Consolidated balance sheets (as of March 31, 2003 and
  2002).....................................................................  3
Consolidated statements of operations (for the years ended
  March 31, 2003, 2002 and 2001)............................................  4
Consolidated statements of stockholder's equity (for the years ended
  March 31, 2003, 2002 and 2001)............................................  5
Consolidated statements of cash flows (for the years ended March 31,
  2003, 2002 and 2001)......................................................  6
Notes to consolidated financial statements..................................  8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Nebraska Book Company, Inc.
Lincoln, Nebraska

We have audited the accompanying consolidated balance sheets of Nebraska Book Company, Inc. (a wholly-owned subsidiary of NBC Acquisition Corp.) and subsidiary as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for each of the three years in the period ended March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Nebraska Book Company, Inc. and subsidiary as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Lincoln, Nebraska May 27, 2003, except as to Note N as to which date is February 16, 2004

                          NEBRASKA BOOK COMPANY, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                  MARCH 31,
                                                                     ----------------------------------
                                                                           2003              2002
                                                                     ----------------  ----------------
ASSETS
Current assets:
   Cash and cash equivalents.....................................    $     39,405,382  $     11,419,277
   Receivables...................................................          29,085,329        29,384,249
   Inventories...................................................          68,315,352        69,908,414
   Deferred income taxes.........................................           3,861,932         3,557,325
   Prepaid expenses and other assets.............................             834,284           498,440
                                                                     ----------------  ----------------
Total current assets.............................................         141,502,279       114,767,705
Property and equipment, net of depreciation & amortization.......          27,666,370        26,478,915
Goodwill.........................................................          30,472,823        29,791,335
Identifiable intangibles, net of amortization....................             239,014           414,564
Debt issue costs, net of amortization............................           4,142,416         5,403,342
Other assets.....................................................           4,442,780         5,937,710
                                                                     ----------------  ----------------
Total assets.....................................................    $    208,465,682  $    182,793,571
                                                                     ----------------  ----------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
   Accounts payable..............................................    $     19,857,301  $     15,084,077
   Accrued employee compensation and benefits....................          10,642,713         8,910,902
   Accrued interest..............................................           1,512,733         1,547,199
   Accrued incentives............................................           5,518,883         3,595,628
   Accrued expenses..............................................           1,077,844         1,060,969
   Income taxes payable..........................................              89,932         3,684,439
   Deferred revenue..............................................             538,230           432,790
   Current maturities of long-term debt..........................          19,181,277         4,476,156
   Current maturities of capital lease obligations...............             124,703           111,015
                                                                     ----------------  ----------------
Total current liabilities........................................          58,543,616        38,903,175
Long-term debt, net of current maturities........................         121,755,713       140,936,989
Capital lease obligations, net of current maturities.............           2,305,583         2,052,286
Other long-term liabilities......................................             300,823         1,892,250
Due to parent....................................................          12,371,846         9,594,899
Commitments (Note H)
Stockholder's equity (deficit):
   Common stock, voting, authorized 50,000 shares of $1.00
      par value; issued and outstanding 100 shares...............                 100               100
   Additional paid-in capital....................................          46,986,333        46,404,474
   Accumulated deficit...........................................         (33,379,701)      (56,386,035)
   Accumulated other comprehensive loss..........................            (418,631)         (604,567)
                                                                     ----------------  ----------------
Total stockholder's equity (deficit).............................          13,188,101       (10,586,028)
                                                                     ----------------  ----------------
Total liabilities and stockholder's equity.......................    $    208,465,682  $    182,793,571
                                                                     ----------------  ----------------

                See notes to consolidated financial statements.

                          NEBRASKA BOOK COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED MARCH 31,
                                                  -----------------------------------------------------
                                                         2003               2002              2001
                                                  ----------------   ----------------  ----------------
Revenues, net of returns......................    $    370,509,849   $    338,916,409  $    301,668,853
Costs of sales................................         224,488,201        206,975,716       187,098,970
                                                  ----------------   ----------------  ----------------
Gross profit..................................         146,021,648        131,940,693       114,569,883
Operating expenses:
   Selling, general and administrative........          90,390,858         84,870,828        74,100,242
   Depreciation...............................           2,987,947          3,087,234         2,956,135
   Amortization...............................             644,053            504,468        10,445,766
                                                  ----------------   ----------------  ----------------
Total operating expenses......................          94,022,858         88,462,530        87,502,143
                                                  ----------------   ----------------  ----------------
Income from operations........................          51,998,790         43,478,163        27,067,740
Other expenses (income):
   Interest expense...........................          14,212,281         17,189,316        17,486,737
   Interest income............................            (360,448)          (399,573)         (615,430)
   Loss on derivative financial instruments...             155,831            360,445                --
                                                  ----------------   ----------------  ----------------
Total other expenses (income), net............          14,007,664         17,150,188        16,871,307
                                                  ----------------   ----------------  ----------------
Income before income taxes....................          37,991,126         26,327,975        10,196,433
Income tax expense............................          14,984,792         10,491,668         5,857,596
                                                  ----------------   ----------------  ----------------
Net income....................................    $     23,006,334   $     15,836,307  $      4,338,837
                                                  ----------------   ----------------  ----------------

                See notes to consolidated financial statements.

                          NEBRASKA BOOK COMPANY, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                                               ACCUMULATED
                                                ADDITIONAL                       OTHER
                                       COMMON    PAID-IN       ACCUMULATED   COMPREHENSIVE                  COMPREHENSIVE
                                       STOCK     CAPITAL         DEFICIT          LOSS          TOTAL          INCOME
                                       ------  ------------   -------------  -------------  -------------   -------------
Balance, April 1, 2000...............  $ 100   $ 45,829,948   $ (76,561,179)   $       --   $ (30,731,131)  $         --
   Contributed capital...............     --        605,778              --            --         605,778             --
   Net income........................     --             --       4,338,837            --       4,338,837      4,338,837
                                       -----   ------------   -------------    ----------   -------------   ------------
Balance, March 31, 2001..............    100     46,435,726     (72,222,342)           --     (25,786,516)     4,338,837
                                       -----   ------------   -------------    ----------   -------------   ------------
   Contributed capital...............     --        (31,252)             --            --         (31,252)            --
   Net income........................     --             --      15,836,307            --      15,836,307     15,836,307
   Other comprehensive loss,
      net of taxes:
      Cumulative effect of
         adoption of SFAS
         No. 133, net of
         taxes of $401,760...........     --             --              --      (602,640)       (602,640)      (602,640)
      Unrealized losses on
         interest rate swap
         agreements, net of
         taxes of $1,285.............     --             --              --        (1,927)         (1,927)        (1,927)
                                       -----   ------------   -------------    ----------   -------------   ------------
Balance, March 31, 2002..............    100     46,404,474     (56,386,035)     (604,567)    (10,586,028)    15,231,740
                                       -----   ------------   -------------    ----------   -------------   ------------
   Contributed capital...............     --        581,859              --            --         581,859             --
   Net income........................     --             --      23,006,334            --      23,006,334     23,006,334
   Other comprehensive
      income, net of taxes:
      Unrealized gains on interest
         rate swap agreements, net
         of taxes of $146,900........     --             --              --       185,936         185,936        185,936
                                       -----   ------------   -------------    ----------   -------------   ------------
Balance, March 31, 2003..............  $ 100   $ 46,986,333   $ (33,379,701)   $ (418,631)  $  13,188,101   $ 23,192,270
                                       -----   ------------   -------------    ----------   -------------   ------------

                See notes to consolidated financial statements.

                          NEBRASKA BOOK COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED MARCH 31,
                                                                     --------------------------------------------------
                                                                          2003             2002               2001
                                                                     --------------   ---------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................    $   23,006,334   $    15,836,307    $    4,338,837
   Adjustments to reconcile net income to net cash flows
      from operating activities:
   Provision for losses on accounts receivable...................           451,578         1,629,704           434,070
   Depreciation..................................................         2,987,947         3,087,234         2,956,135
   Amortization..................................................         1,937,425         2,137,968        11,814,114
   Noncash interest (income) expense from derivative
      financial instruments......................................          (249,310)          250,340                --
   (Gain) Loss on derivative financial instruments...............          (190,583)          360,445                --
   (Gain) Loss on disposal of assets.............................            35,428          (482,810)           59,627
   Deferred income taxes.........................................         1,269,000          (500,000)       (1,351,000)
   Changes in operating assets and liabilities, net of
      effect of acquisitions/disposals:
      Receivables................................................          (175,488)          309,193        (7,618,872)
      Inventories................................................         2,061,981        (6,554,490)          354,360
      Recoverable income taxes...................................                --           706,408          (706,408)
      Prepaid expenses and other assets..........................          (335,844)          (94,740)           23,602
      Other assets...............................................          (346,736)         (683,573)          (85,526)
      Accounts payable...........................................         3,927,555         3,436,113        (4,497,902)
      Accrued employee compensation and benefits.................         1,731,811         2,398,129           211,662
      Accrued interest...........................................           (34,466)           80,556           117,419
      Accrued incentives.........................................         1,923,255         2,613,734           856,541
      Accrued expenses...........................................            16,875            96,188           271,867
      Income taxes payable.......................................        (3,594,507)        3,684,439          (553,893)
      Deferred revenue...........................................           105,440           153,808          (273,269)
      Other long-term liabilities................................            26,971            34,883            36,739
      Due to parent..............................................         2,776,947         2,538,084         2,450,624
                                                                     --------------   ---------------    --------------
Net cash flows from operating activities.........................        37,331,613        31,037,920         8,838,727
                                                                     --------------   ---------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment..............................        (3,707,733)       (2,276,892)       (1,759,010)
Bookstore acquisitions, net of cash acquired.....................        (1,389,338)       (6,109,599)       (2,975,332)
Proceeds from sale of bookstores.................................                --         1,139,400                --
Proceeds from sale of property and equipment and other...........            19,643            49,487           144,834
Software development costs.......................................          (249,644)         (418,463)         (403,996)
                                                                     --------------   ---------------    --------------
Net cash flows from investing activities.........................        (5,327,072)       (7,616,067)       (4,993,504)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of financing costs.......................................           (32,446)               --                --
Principal payments on long-term debt.............................        (4,476,155)      (16,308,445)       (4,456,324)
Principal payments on capital lease obligations..................          (114,524)         (117,388)          (72,320)
Capital contributions............................................           604,689            13,752           642,039
                                                                     --------------   ---------------    --------------
Net cash flows from financing activities.........................        (4,018,436)      (16,412,081)       (3,886,605)
                                                                     --------------   ---------------    --------------
Net increase (decrease) in cash and cash equivalents.............        27,986,105         7,009,772           (41,382)
Cash and cash equivalents, beginning of year.....................        11,419,277         4,409,505         4,450,887
                                                                     --------------   ---------------    --------------
Cash and cash equivalents, end of year...........................    $   39,405,382   $    11,419,277    $    4,409,505
                                                                     --------------   ---------------    --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for:
   Interest......................................................    $   13,549,099   $    15,224,920    $   16,000,970
   Income taxes..................................................        14,533,352         4,062,737         6,018,273
Noncash investing and financing activities:
   Property acquired through capital lease.......................           381,509         2,228,972                --
   Accumulated other comprehensive income (loss):

      Cumulative effect of adoption of SFAS No. 133, net of
         income taxes............................................                --          (602,640)               --
      Unrealized gains (losses) on interest rate swap
         agreements, net of income taxes.........................           185,936            (1,927)               --
      Deferred taxes resulting from accumulated other
         comprehensive income (loss).............................           146,900          (403,045)               --

                See notes to consolidated financial statements.

                          NEBRASKA BOOK COMPANY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. NATURE OF OPERATIONS

Nebraska Book Company, Inc. (the "Company") is a wholly-owned subsidiary of NBC Acquisition Corp. NBC Acquisition Corp. ("NBC") was formed for the purpose of acquiring all of the outstanding capital stock of the Company, effective September 1, 1995. NBC did not have substantive operations prior to the acquisition of the Company. The purchase price of the Company was $106.0 million, which was funded primarily through the issuance of long-term debt. The acquisition was accounted for by the purchase method of accounting and resulted in excess of cost over fair value of net assets acquired ("goodwill") of approximately $26.9 million.

The Company participates in the college bookstore industry primarily by providing used textbooks to college bookstore operators, by operating its own college bookstores, by providing distance education products and services, and by providing proprietary college bookstore information systems and consulting services.

On February 13, 1998, NBC consummated a Merger Agreement among a newly created corporation controlled and owned by affiliates of Haas Wheat & Partners, L.P. ("HWP"), NBC and certain shareholders of NBC pursuant to which the Company's outstanding debt and NBC's stock were restructured (the "Recapitalization"). As the new investor did not acquire substantially all of the common stock of NBC, a new basis of accounting was not established in connection with the Recapitalization, resulting in a negative charge to retained earnings of approximately $75.3 million. The Company obtained approximately $170.0 million in new debt financing in conjunction with the Recapitalization and capitalized debt issue costs of approximately $11.3 million associated with such new debt financing.

On August 2, 2002, HWH Capital Partners, L.P. and HWH Cornhusker Partners, L.P., affiliates of HWP, along with certain other stockholders of NBC (collectively with HWP, the "Sellers"), sold approximately 33% of the issued and outstanding shares of NBC to certain funds affiliated with Weston Presidio (Weston Presidio Capital III, L.P., Weston Presidio Capital IV, L.P., WPC Entrepreneur Fund, L.P., and WPC Entrepreneur Fund II, L.P., collectively the "Weston Presidio Funds"). HWP retained a controlling interest in NBC after the sale. This sale is referred to as the "Weston Presidio Transaction". Under the terms of a buy-sell agreement entered into in connection with this sale, Weston Presidio may require that the Sellers repurchase Weston Presidio's shares of NBC at a price as defined in the buy-sell agreement, unless a majority of the Sellers elects, in the alternative, to sell to Weston Presidio their remaining shares of NBC at a price as defined in the buy-sell agreement.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are as follows:

Principles of Consolidation: Effective July 1, 2002, the Company's distance learning division was separately incorporated under the laws of the State of Delaware as Specialty Books, Inc., a wholly-owned subsidiary of the Company. Subsequent to the date of incorporation, the Company's financial statements have been presented on a consolidated basis to include all of the accounts of Specialty Books, Inc., after elimination of all significant intercompany accounts and transactions. In connection with its incorporation, Specialty Books, Inc. has guaranteed payment and performance of obligations, liabilities, and indebtedness arising under, out of, or in connection with the Senior Subordinated Notes and Credit Agreement.

Revenue Recognition: The Company recognizes revenue from product sales at the time of shipment. The Company has established a program which, under certain conditions, enables its customers to return product. The effect of this program is estimated utilizing actual historical return experience and amounts are adjusted accordingly. The Company recognizes revenues from the licensing of its software products upon delivery or installation if the Company is contractually obligated to install the software.

Shipping and Handling Fees and Costs: Amounts billed to a customer for shipping and handling have been classified as revenues in the consolidated statements of operations and approximated $5.4 million, $4.4 million, and $2.9 million for the years ended March 31, 2003, 2002, and 2001, respectively. Shipping and handling costs are included in operating expenses in the consolidated statements of operations and approximated $9.0 million, $8.0 million, and $6.8 million for the years ended March 31, 2003, 2002, and 2001, respectively.

Advertising: Advertising costs are expensed as incurred and approximated $3.2 million, $2.7 million, and $2.2 million for the years ended March 31, 2003, 2002, and 2001, respectively.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand and in the bank as well as short-term investments with maturities of three months or less when purchased.

Inventories: Inventories are stated at the lower of cost or market. Inventories for the Textbook Division are determined on the weighted-average cost method. The Company's Bookstore Division values new textbook and non-textbook inventories using the retail inventory method (first-in, first-out cost basis). Other inventories are determined on the first-in, first-out cost method.

Property and Equipment: Property and equipment are stated at cost. Depreciation is determined using a combination of the straight-line and accelerated methods. The majority of property and equipment have useful lives of five to seven years, with the exception of buildings which are depreciated over 39 years.

Software Development Costs: The Company's primary activities regarding the internal development of software revolve around its proprietary college bookstore information system (PRISM), which is utilized by the Company's Bookstore Division and also marketed to the general public. As the PRISM software developed internally is intended for both internal use and sale to external customers, the Company adheres to the guidance in Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed as required by Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

Development costs included in the research and development of new software products and enhancements to existing software products associated with the Company's proprietary college bookstore information systems are expensed as incurred until technological feasibility has been established. After technological feasibility is established, additional development costs are capitalized and amortized over the lesser of five years or the economic life of the related product. Recoverability of such capitalized costs is evaluated based upon estimates of future undiscounted cash flows. Capitalized software costs approximated $1.1 million and $1.2 million at March 31, 2003 and 2002, respectively. Certain functionalities have been completed and released to the general public. Amortization of the capitalized costs associated with such functionalities totaled $0.4 million, $0.3 million and $0.1 million for the fiscal years ended March 31, 2003, 2002, and 2001, respectively.

Goodwill and Other Identifiable Intangible Assets: Goodwill and other identifiable intangible assets were acquired through the acquisition of 100% of the stock of the Company effective September 1, 1995, and the acquisition of various bookstore operations and other businesses. Goodwill and intangible assets with indefinite useful lives are not amortized but rather tested at least annually for impairment. The test for impairment of goodwill is a two-step process that identifies potential impairment and then measures the amount of such impairment to be recorded in the consolidated financial statements. The test for impairment of intangible assets with indefinite useful lives consists of comparing the fair value of the intangible asset with its carrying amount, recognizing any excess carrying value as an impairment loss. Intangible assets with finite useful lives continue to be amortized on a straight-line basis over useful lives of 2-3 years. There were no impairment losses recognized during fiscal 2003.

Debt Issue Costs: The costs related to the issuance of debt are capitalized and amortized to interest expense on a straight-line basis over the lives of the related debt. Accumulated amortization of such costs as of March 31, 2003 and 2002 was approximately $7.2 million and $5.9 million, respectively.

In April, 2002 the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections. In part, this standard rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 are effective for fiscal years beginning after May 15, 2002. The Company early-adopted this standard in fiscal 2002, recording the write-off of approximately $0.3 million in unamortized debt issue costs related to the $10.0 million optional prepayment of Tranche A and Tranche B Loans as additional amortization expense.

Derivative Financial Instruments: Interest rate swap agreements are utilized by the Company to reduce exposure to fluctuations in the interest rates on its variable rate debt. Such agreements are recorded in the consolidated balance sheet at fair value. Changes in the fair value of the agreements are recorded in earnings or other comprehensive income (loss), based on whether the agreements are designated as part of the hedge transaction and whether the agreements are effective in offsetting the change in the value of the interest payments attributable to the Company's variable rate debt.

Fair Value of Financial Instruments: The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value as of March 31, 2003 and 2002, because of the relatively short maturity of these instruments. The fair value of long-term debt, including the current maturities, was approximately $144.1 million and $144.3 million as of March 31, 2003 and 2002, respectively, as determined primarily by quoted market values. The fair value of the interest rate swap agreements (see note I) approximated $(0.8) million and $(1.6) million as of March 31, 2003 and 2002 using quotes from brokers and represents the Company's loss on settlement if the existing agreements had been settled on that date.

Stock Based Compensation: The Company accounts for its stock-based compensation under provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations utilizing the intrinsic value method. Certain information regarding stock-based compensation is presented in the following tabular format:

                                                                       FISCAL YEAR ENDED MARCH 31,
                                                           ------------------------------------------------
                                                                 2003             2002             2001
                                                           --------------   --------------    -------------
Net income, as reported...............................     $   23,006,334   $   15,836,307    $   4,338,837
Add: Stock-based employee compensation expense
   included in reported net income, net of related
   tax effects........................................                 --               --               --
Deduct: Total stock-based employee compensation
   expense determined under fair value based
   method for all awards, net of related tax
   effects............................................            (92,382)         (51,344)         (72,835)
                                                           --------------   --------------    -------------
Pro forma net income..................................     $   22,913,952   $   15,784,963    $   4,266,002
                                                           --------------   --------------    -------------

Income Taxes: The Company files a consolidated federal income tax return with its parent and follows a policy of recording an amount equal to the income tax expense which the Company would have incurred had it filed a separate return. The Company is responsible for remitting tax payments and collecting tax refunds for the consolidated group. The amount due to parent represents the cumulative reduction in tax payments made by the Company as a result of the tax benefit of operating losses generated by the Company's parent. The Company provides for deferred income taxes based upon temporary differences between financial statement and income tax bases of assets and liabilities, and tax rates in effect for periods in which such temporary differences are estimated to reverse.

Comprehensive Income: Comprehensive income includes net income and other comprehensive income (losses). For the years ended March 31, 2003, 2002, and 2001, other comprehensive income (losses) consisted of the cumulative effect of adoption of SFAS No. 133 and unrealized gains (losses) on interest rate swap agreements, net of taxes.

Accounting Standards Not Yet Adopted: In January, 2003 the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. The adoption of the consolidation requirements attributable to existing entities in fiscal 2004 is not expected to have a significant impact on the Company's consolidated financial statements. In June, 2001 the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. This standard addresses financial accounting and reporting for obligations related to the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect its adoption of this standard in fiscal 2004 to have a significant impact on the consolidated financial statements. In May, 2003 the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This standard improves the accounting for certain financial instruments that issuers previously accounted for as equity, requiring such instruments to be classified as liabilities in certain situations. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for interim periods beginning after June 15, 2003. The Company does not expect its adoption of this standard in fiscal 2004 to have a significant impact on its consolidated financial statements.

C. RECEIVABLES

Receivables are summarized as follows:

                                                                             MARCH 31,
                                                                  -------------------------------
                                                                       2003             2002
                                                                  --------------   --------------
Trade receivables, less allowance for doubtful accounts of
  $442,942 and $429,803 at March 31, 2003 and 2002,
  respectively................................................    $   13,792,759   $   15,096,134
Receivables from book publishers for returns..................        10,351,717        9,333,134
Advances for book buy-backs...................................         2,294,455        2,162,439
Computer finance agreements, current portion..................           445,393          352,286
Related party receivables, less allowance for doubtful
  accounts of $1.0 million at March 31, 2002..................           348,386          337,561
Other.........................................................         1,852,619        2,102,695
                                                                  --------------   --------------
                                                                  $   29,085,329   $   29,384,249
                                                                  --------------   --------------

Trade receivables include the effect of estimated product returns. The amount of estimated product returns at March 31, 2003 and 2002 was approximately $6.0 million.

D. INVENTORIES

Inventories are summarized as follows:

                                                     MARCH 31,
                                         -------------------------------
                                              2003             2002
                                         --------------   --------------
Textbook Division....................    $   28,908,121   $   30,256,654
Bookstore Division...................        31,986,260       32,447,083
Complementary Services Division......         7,420,971        7,204,677
                                         --------------   --------------
                                         $   68,315,352   $   69,908,414
                                         --------------   --------------

Textbook Division inventories include the effect of estimated product returns. The amount of estimated product returns at March 31, 2003 and 2002 was approximately $2.7 million.

General and administrative costs associated with the storage and handling of inventory totaled approximately $7.4 million and $6.5 million for the years ended March 31, 2003 and 2002, respectively, of which approximately $2.1 million and $1.9 million was capitalized into inventory at March 31, 2003 and 2002, respectively.

E. PROPERTY AND EQUIPMENT

A summary of the cost of property and equipment follows:

                                                                    MARCH 31,
                                                       ----------------------------------
                                                             2003               2002
                                                       ---------------    ---------------
Land...............................................    $     2,408,999    $     2,408,999
Buildings and improvements.........................         17,394,396         17,002,181
Leasehold improvements.............................          7,134,396          6,526,231
Furniture and fixtures.............................          7,060,829          5,361,476
Information systems................................         11,514,821         10,786,038
Automobiles and trucks.............................            337,957            321,476
Machinery..........................................            564,468            450,510
Projects in process................................            483,246            204,521
                                                       ---------------    ---------------
                                                            46,899,112         43,061,432
Less: Accumulated depreciation & amortization......        (19,232,742)       (16,582,517)
                                                       ---------------    ---------------
                                                       $    27,666,370    $    26,478,915
                                                       ---------------    ---------------

F. GOODWILL AND OTHER IDENTIFIABLE INTANGIBLES

On July 20, 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement addresses how goodwill and other intangible assets should be accounted for in the financial statements upon acquisition and subsequent thereto.

During the fiscal year ended March 31, 2003, the Company acquired four college bookstore locations in three separate transactions, none of which was material to the Company's consolidated financial statements. In June of 2002, the Company acquired certain assets of a privately owned bookstore serving the University of Northern Colorado. In November of 2002, the Company acquired certain assets of two privately owned bookstore locations serving Western Kentucky University. In March of 2003, NBC acquired certain assets of a privately owned bookstore serving Stephen F. Austin University. The total purchase price, net of cash acquired, of such acquisitions was approximately $1.4 million, of which approximately $0.1 million was assigned to covenants not to compete with amortization periods of three years and approximately $0.7 million was assigned to tax-deductible goodwill.

The changes in the carrying amount of goodwill for the years ended March 31, 2003 and 2002 are as follows:

                                                         YEAR ENDED MARCH 31,
                                                    -----------------------------
                                                         2003             2002
                                                    ------------     ------------
Balance, beginning of year ....................     $ 29,791,335     $ 26,659,797
Goodwill acquired during the year .............          681,488        3,327,249
Goodwill included in gain on disposal of assets               --         (195,711)
                                                    ------------     ------------
Balance, end of year ..........................     $ 30,472,823     $ 29,791,335

The following table presents certain financial information assuming that amortization expense associated with goodwill was excluded for all periods presented:

                                                      YEAR ENDED MARCH 31,
                                       ----------------------------------------------
                                           2003             2002              2001
                                       ------------     ------------     ------------
Net Income:
   Net income, as reported .......     $ 23,006,334     $ 15,836,307     $  4,338,837
   Add: Goodwill amortization ....               --               --       10,169,697
   Deduct: Tax benefit of goodwill
      amortization ...............               --               --       (2,364,766)
                                       ------------     ------------     ------------
   Net income, as adjusted .......     $ 23,006,334     $ 15,836,307     $ 12,143,768

The following table presents the total carrying amount of goodwill, by reportable segment, as of March 31, 2003 and 2002, respectively. Goodwill assigned to corporate administration represents the carrying value of goodwill arising from NBC Acquisition Corp.'s ("NBC") acquisition of the Company on September 1, 1995. As is the case with a portion of the Company's assets, such goodwill is not allocated between the Company's segments when management makes operating decisions and assesses performance. Such goodwill is allocated to the Company's reporting units for purposes of testing goodwill for impairment and calculating any gain or loss on the disposal of all or a portion of a reporting unit.

                                              MARCH 31,
                                    ---------------------------
                                        2003            2002
                                    -----------     -----------
Bookstore Division ............     $13,702,249     $13,020,761
Complementary Services Division              --              --
                                    -----------     -----------
Total for reportable segments .      13,702,249      13,020,761
Corporate administration ......      16,770,574      16,770,574
                                    -----------     -----------
   Total goodwill .............     $30,472,823     $29,791,335

Identifiable intangible assets, net of amortization expense of approximately $0.3 million and $0.2 million as of March 31, 2003 and 2002, respectively, were not material.

G. LONG-TERM DEBT

On February 13, 1998, the Company obtained new financing as part of the Recapitalization (See Note A). The new financing included a bank-administered senior credit facility (the "Senior Credit Facility") provided through a syndicate of investors. The facility was comprised of a $27.5 million term loan (the "Tranche A Loan"), a $32.5 million term loan (the "Tranche B Loan") and a $50.0 million revolving credit facility (the "Revolving Credit Facility").

The Revolving Credit Facility expires on March 31, 2004. Availability under the Revolving Credit Facility is determined by the calculation of a borrowing base, which at any time is equal to a percentage of eligible accounts receivable and inventory, up to a maximum of $50.0 million. The calculated borrowing base at March 31, 2003 was approximately $41.0 million. The Revolving Credit Facility was unused at March 31, 2003.

The interest rate on the Senior Credit Facility is prime plus an applicable margin of up to 1.50% or, on Eurodollar borrowings, the Eurodollar rate plus an applicable margin of up to 2.50%. Additionally, there is a 0.3% commitment fee for the average daily unused amount of the Revolving Credit Facility. The average borrowings under the Company's Revolving Credit Facility for the years ended March 31, 2003 and 2002 were approximately $9.8 million and $14.0 million at an average rate of 5.5% and 7.8%, respectively.

The Senior Credit Facility is collateralized by substantially all of the assets of the Company and its parent, NBC. Additionally, NBC has guaranteed the prompt and complete payment and performance of the Company's obligations under the Senior Credit Facility. The Senior Credit Facility also stipulates that excess cash flows as defined in the credit agreement dated February 13, 1998 (the "Credit Agreement"), as amended, shall be applied initially towards prepayment of the term loans and then utilized to permanently reduce commitments under the Revolving Credit Facility. An optional prepayment of $10.0 million was made on March 29, 2002 and applied towards the Tranche A Loan and Tranche B Loan in accordance with the Credit Agreement. There is also an excess cash flow payment obligation at March 31, 2003 of approximately $14.7 million that is included in the current portion of long-term debt and is due and payable on September 29, 2003.

Additional funding of the Recapitalization included the proceeds of $110.0 million face amount of 8.75% senior subordinated notes due 2008 (the "Senior Subordinated Notes") and the issuance by NBC of senior discount debentures (the "Senior Discount Debentures").

Borrowings consist of the following:

                                                                                       MARCH 31,
                                                                           --------------------------------
                                                                                2003               2002
                                                                           -------------      -------------
Tranche A Loan, due March 31, 2004, quarterly principal payments, plus interest at a floating rate based on Eurodollar rate plus
   applicable margin % (2.76% and 4.24%

   at March 31, 2003 and 2002, respectively) .........................     $   6,642,873      $  11,095,713
Tranche B Loan, due March 31, 2006, quarterly principal
   payments, plus interest at a floating rate based on
   Eurodollar rate plus applicable margin % (3.76% and 4.49%
   at March 31, 2003 and 2002, respectively) .........................        23,804,287         23,804,287
Senior subordinated notes, unsecured, due February 15, 2008,
   semi-annual interest payments at a fixed rate of 8.75% ............       110,000,000        110,000,000
Mortgage note payable with an insurance company assumed with the acquisition of a bookstore facility, due December 1,
   2013, monthly payments of $6,446 including interest at
   10.75% ............................................................           489,830            513,145
                                                                           -------------      -------------
                                                                             140,936,990        145,413,145
Less current maturities ..............................................       (19,181,277)        (4,476,156)
                                                                           -------------      -------------
                                                                           $ 121,755,713      $ 140,936,989

The Senior Credit Facility requires the Company to maintain certain financial ratios and contains a number of other covenants that among other things, restrict the ability to incur additional indebtedness, dispose of assets, make capital expenditures, make loans or advances and pay dividends, except that, among other things, the Company may pay dividends to NBC (i) on or after August 15, 2003 in an amount not to exceed the amount of interest required to be paid on NBC's Senior Discount Debentures and (ii) to pay corporate overhead expenses not to exceed $250,000 per year and any taxes owed by NBC.

The indenture governing the Senior Subordinated Notes restricts the ability of the Company and its Restricted Subsidiaries (as defined in the indenture) to pay dividends or make other Restricted Payments (as defined in the indenture) to their respective stockholders, subject to certain exceptions, unless certain conditions are met, including that (i) no default under the indenture shall have occurred and be continuing, (ii) the Company shall be permitted by the indenture to incur additional indebtedness and (iii) the amount of the dividend or payment may not exceed a certain amount based on, among other things, the Company's consolidated net income.

At March 31, 2003, the aggregate maturities of long-term debt for the next five years were as follows:

        FISCAL YEAR
----------------------------
2004          $   19,181,277
2005               3,792,826
2006               7,560,033
2007                  35,774
2008             110,039,816

H. LEASES AND OTHER COMMITMENTS

In conjunction with two bookstores acquired in June of 2001 and one bookstore acquired in March of 2003, the Company entered into bookstore facility leases that qualified as capital leases. Such leases expire at various dates through fiscal 2013 and contain options to renew for periods of up to ten years. Capitalized leased property included in property and equipment was approximately $2.2 million at March 31, 2003, net of accumulated depreciation.

The Company leases bookstore facilities and data processing equipment under noncancelable operating leases expiring at various dates through fiscal 2015, many of which contain options to renew for periods of up to ten years. Certain of the leases are based on a percentage of sales, ranging from 3.0% to 10.0%.

Future minimum capital lease payments and aggregate minimum lease payments under noncancelable operating leases for the years ending March 31 are as follows:

                                                       CAPITAL        OPERATING
                     YEAR                              LEASES          LEASES
----------------------------------------------    ---------------  --------------
2004..........................................    $      398,225   $    7,951,000
2005..........................................           424,791        6,788,000
2006..........................................           454,947        6,029,000
2007..........................................           477,392        4,954,000
2008..........................................           480,895        3,608,000
Thereafter....................................         1,629,495        7,188,000
                                                  --------------   --------------
Total minimum lease payments..................         3,865,745   $   36,518,000
                                                                   --------------
Amount representing interest at 11.5%.........        (1,435,459)
                                                  --------------
Present value of minimum lease payments.......         2,430,286
Obligations due within one year...............          (124,703)
                                                  --------------
Long-term obligations.........................    $    2,305,583

Total rent expense for the years ended March 31, 2003, 2002, and 2001 was approximately $11.5 million, $10.6 million, and $9.6 million, respectively. Percentage rent expense for the years ended March 31, 2003, 2002, and 2001 was approximately $3.0 million, $2.5 million, and $2.0 million, respectively.

I. DERIVATIVE FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board has issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, and SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This standard requires that all derivative instruments be recorded in the balance sheet at fair value. Changes in the fair value of derivatives are recorded in earnings or other comprehensive income (loss), based on whether the instrument is designated as part of a hedge transaction and, if so, the type of hedge transaction. The Company utilizes derivative financial instruments primarily to manage the risk that changes in interest rates will affect the amount of its future interest payments on the Tranche A and Tranche B Loans and adopted SFAS No. 133 effective April 1, 2001.

The Company's primary market risk exposure is, and is expected to continue to be, fluctuation in Eurodollar interest rates. Of the $143.4 million in total indebtedness outstanding at March 31, 2003, $30.5 million is subject to fluctuations in the Eurodollar interest rate. As provided in the Company's Senior Credit Facility, exposure to interest rate fluctuations is managed by maintaining fixed interest rate debt (primarily the Senior Subordinated Notes) and by entering into interest rate swap agreements that qualify as cash flow hedging instruments to convert certain variable rate debt into fixed rate debt. The Company has separate five-year amortizing interest rate swap agreements with two financial institutions whereby the Company's variable rate Tranche A and Tranche B Loans have been converted into debt with a fixed rate of 5.815% plus an applicable margin (as defined in the Credit Agreement). Such agreements terminate on July 31, 2003. Notional amounts under the agreements are reduced periodically by amounts equal to the originally-scheduled principal payments on the Tranche A and Tranche B Loans. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the interest rate swap agreements. The Company anticipates the counterparties will be able to fully satisfy their obligations under the agreements. General information regarding the Company's exposure to fluctuations in Eurodollar interest rates is presented in the following table:

                                                                   MARCH 31,
                                                      ----------------------------------
                                                            2003              2002
                                                      ----------------  ----------------
Total indebtedness outstanding....................    $    143,367,276  $    147,576,446
Indebtedness subject to Eurodollar fluctuations...          30,447,160        34,900,000
Notional amounts under swap agreements............          38,100,000        44,900,000

The interest rate swap agreements qualify as cash flow hedge instruments if the following criteria are met:

(1) Formal documentation of the hedging relationship and the Company's risk management objective and strategy for undertaking the hedge occur at the inception of the agreements.

(2) The interest rate swap agreements are expected to be highly effective in offsetting the change in the value of the interest payments attributable to the Company's Tranche A and Tranche B Loans.

The Company estimates the effectiveness of the interest rate swap agreements utilizing the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap agreements is compared to the fair value of hypothetical swap agreements that have the same critical terms as the Tranche A and Tranche B Loans, including notional amounts and repricing dates. To the extent that the agreements are not considered to be highly effective in offsetting the change in the value of the interest payments being hedged, the fair value relating to the ineffective portion of such agreements and any subsequent changes in such fair value are immediately recognized in earnings as "gain or loss on derivative financial instruments". To the extent that the agreements are considered highly effective but not completely effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of such agreements are immediately recognized in earnings as interest expense.

Under hedge accounting, the interest rate swap agreements are reflected at fair value in the Company's consolidated balance sheets (as "accounts payable" in fiscal 2003 and "other long-term liabilities" in fiscal 2002) and the related gains or losses on these agreements are generally recorded in stockholders' deficit, net of applicable income taxes (as "accumulated other comprehensive loss"). The gains or losses recorded in accumulated other comprehensive loss are reclassified into earnings as an adjustment to interest expense in the same periods in which the related interest payments being hedged are recognized in earnings. The net effect of this accounting on the Company's consolidated results of operations is that interest expense on the Tranche A and Tranche B Loans is generally being recorded based on fixed interest rates. The fair value of the interest rate swap agreements reflected as a liability at March 31, 2003 and 2002 totaled $0.8 million and $1.6 million, respectively.

The initial adoption of SFAS No. 133 on April 1, 2001 resulted in a $1.0 million increase in other long-term liabilities, $0.4 million increase in noncurrent deferred income tax assets, and $0.6 million increase in accumulated other comprehensive loss to recognize the fair value of the interest rate swap agreements, net of income taxes, as the cumulative effect of a change in accounting principle.

As a result of a $10.0 million optional prepayment of Tranche A and Tranche B Loans on March 29, 2002, notional amounts under the interest rate swap agreements no longer correlate with remaining principal balances due under the Tranche A and Tranche B Loans. The difference between the notional amounts under the interest rate swap agreements and the remaining principal balances due under the Tranche A and Tranche B Loans represents the portion of the agreements that no longer qualify for hedge accounting. The fair value of the interest rate swap agreements on March 29, 2002 was allocated between the portion of the agreements that no longer qualify for hedge accounting and the portion of the agreements that were redesignated as hedging instruments on the remaining amounts due under the Tranche A and Tranche B Loans. The fair value allocated to the portion of the interest rate swap agreements that no longer qualify for hedge accounting was immediately recognized in the Company's consolidated results of operations as a loss on derivative financial instruments and totaled approximately $0.4 million. Changes in the fair value of this portion of the interest rate swap agreements, along with the proportionate share of actual net cash settlements attributable to this portion of the agreements, are also recognized as a gain (loss) on derivative financial instruments in the consolidated statements of operations and totaled $(0.2) million for the year ended March 31, 2003.

Information regarding the fair value of the portion of the interest rate swap agreements designated as hedging instruments is presented in the following table for the years ended March 31, 2003 and 2002:

                                                                          YEAR ENDED MARCH 31,
                                                                      ---------------------------
                                                                          2003           2002
                                                                      ------------   ------------
Year-to-date increase (decrease) in fair value of swap
   agreements designated as hedges................................    $    582,146   $   (253,552)
Year-to-date interest (income) expense recorded due to hedge
   ineffectiveness................................................        (249,310)       250,340

Changes in the fair value of the interest rate swap agreements are reflected in the consolidated statements of cash flows as either "noncash interest expense from derivative financial instruments", "gain or loss on derivative financial instruments", or as noncash investing and financing activities.

J. INCOME TAXES

The provision (benefit) for income taxes consists of:

                              YEAR ENDED MARCH 31,
                -------------------------------------------------
                     2003             2002              2001
                --------------   ---------------   --------------
Current:
   Federal..    $   11,615,670   $    9,311,719    $    6,107,168
   State....         2,100,122        1,679,949         1,101,428
Deferred....         1,269,000         (500,000)       (1,351,000)
                --------------   --------------    --------------
                $   14,984,792   $   10,491,668    $    5,857,596

The following represents a reconciliation between the actual income tax expense and income taxes computed by applying the Federal income tax rate to income before income taxes:

                                                      YEAR ENDED MARCH 31,
                                                   -------------------------
                                                     2003      2002     2001
                                                   -------   -------  ------
Statutory rate.................................     35.0%     35.0%    34.0%
State income tax effect........................      3.8       4.0      5.7
Amortization of goodwill.......................       --        --     14.2
Change in estimate of income tax liabilities...      0.3       0.4      2.4
Other..........................................      0.3       0.4      1.1
                                                    ----      ----     ----
                                                    39.4%     39.8%    57.4%

The components of the deferred tax assets consist of the following:

                                                                      MARCH 31,
                                                           -----------------------------
                                                                2003            2002
                                                           --------------  -------------
Deferred income tax assets (liabilities), current:
   Vacation accruals...................................    $     495,160   $     532,816
   Inventory...........................................          110,913          69,490
   Allowance for doubtful accounts.....................          168,141         542,753
   Product returns.....................................        1,238,155       1,237,730
   Incentive programs..................................        1,991,821       1,312,059
   Other...............................................         (142,258)       (137,523)
                                                           -------------   -------------

                                                               3,861,932       3,557,325
Deferred income tax assets (liabilities), noncurrent:
   Deferred compensation agreements....................          114,192         103,955
   Goodwill amortization...............................          692,739       1,843,312
   Covenant not to compete.............................        1,309,811       1,384,571
   Fixed assets........................................         (423,383)            --
   Unrealized losses on derivatives....................          321,016         403,045
                                                           -------------   -------------
                                                               2,014,375       3,734,883
                                                           -------------   -------------
                                                           $   5,876,307   $   7,292,208

The non-current portion of deferred tax assets (liabilities) is classified in other assets (liabilities).

K. RETIREMENT PLAN

The Company participates in and sponsors a 401(k) compensation deferral plan. The plan covers substantially all employees. The plan provisions include employee contributions based on a percentage of compensation along with a sponsor base contribution in addition to a limited matching feature. The sponsor contributions for the years ended March 31, 2003, 2002, and 2001 were approximately $1.0 million, $0.9 million, and $0.8 million, respectively.

L. DEFERRED COMPENSATION

The Company has a non-qualified deferred compensation plan for selected employees. This plan allows participants to voluntarily elect to defer portions of their current compensation. The amounts can be distributed upon either death or voluntary/involuntary resignation or termination. Interest is accrued at the prime rate adjusted semi-annually on January 1 and July 1 and is compounded as of March 31. The liability for the deferred compensation is included in other long-term liabilities and approximated $0.3 million as of March 31, 2003 and 2002.

M. STOCK-BASED COMPENSATION

NBC has two stock-based compensation plans established to provide for the granting of options to purchase NBC Class A Common Stock. Details regarding each of the plans in effect are as follows:

1998 PERFORMANCE STOCK OPTION PLAN -- This plan provides for the granting of options to purchase 53,771 shares of NBC's Class A Common Stock to selected members of senior management of NBC and its affiliates. All options granted were nonqualified stock options, although the plan also provides for incentive stock options. NBC granted a portion of the available options in fiscal years 2001-2003 upon the attainment of pre-established financial targets. Generally, twenty-five percent of the options granted became exercisable immediately upon granting, with the remaining options becoming exercisable in 25% increments over the subsequent three years on the anniversary of the date of grant. The options have an exercise price of not less than fair market value on the date the options are granted and expire ten years from the date of grant. At March 31, 2003, there were no options available for grant under the plan.

1998 STOCK OPTION PLAN -- This plan provides for the granting of options to purchase 29,229 shares of NBC's Class A Common Stock to selected employees, officers, and directors of NBC and its affiliates. All options granted were nonqualified stock options, although the plan also provides for incentive stock options. NBC granted such options at the discretion of a committee designated by the Board of Directors (the Committee). Generally, twenty-five percent of the options granted became exercisable immediately upon granting, with the remaining options becoming exercisable in 25% increments over the subsequent three years on the anniversary of the date of grant. Incentive stock options have an exercise price of not less than fair market value on the date the options are granted, while the Committee determines the exercise price for nonqualified options, which may be below fair market value, at the time of grant. All options expire ten years from the date of grant. At March 31, 2003, there were no options available for grant under the plan.

No compensation cost was recognized for the options granted to employees in fiscal 2003, 2002, and 2001 as the exercise price was greater than or equal to the estimated fair value (including a discount for the holder's minority interest position and illiquidity of the Class A Common Stock) of NBC's Class A Common Stock on the date of grant. In fiscal 2002, the estimated fair value was based upon an independent valuation of the Class A Common Stock performed during fiscal 2002.

A summary of the Company's stock-based compensation activity related to stock options for each of the plans for the three years ended March 31, 2003 is as follows:

                                             YEAR ENDED MARCH 31,
                         -------------------------------------------------------------
                                 2003                 2002                2001
                         -------------------   ------------------  -------------------
                                   WEIGHTED-            WEIGHTED-            WEIGHTED-
                                    AVERAGE              AVERAGE              AVERAGE
                                   EXERCISE             EXERCISE             EXERCISE
                          NUMBER     PRICE     NUMBER     PRICE    NUMBER      PRICE
                          ------   --------    ------   --------   ------    ---------
1998 PERFORMANCE
  STOCK OPTION PLAN:
Outstanding --
beginning                 40,771   $  52.47    22,530   $  52.47    9,530    $ 52.47
   of year...........
Granted..............     13,825     107.39    18,241      52.47   13,000      52.47
Expired/terminated...       (825)    (76.80)      --         --       --          --
Exercised............       (875)    (60.12)      --         --       --          --
                          ------   --------    ------   --------   ------    -------
Outstanding -- end of
  year...............     52,896   $  66.32    40,771   $  52.47   22,530    $ 52.47
1998 STOCK OPTION
  PLAN:
Outstanding --
beginning                 27,094   $  52.47    28,094   $  52.47   24,694    $ 52.47
  of year............
Granted..............      2,135     106.00       --         --     3,400      52.47
Expired/terminated...        --         --     (1,000)    (52.47)     --          --
Exercised............        --         --        --         --       --          --
                          ------   --------    ------   --------   ------    -------
Outstanding -- end of
  year...............     29,229   $  56.38    27,094   $  52.47   28,094    $ 52.47

                                 1998 PERFORMANCE          1998 STOCK
                                 STOCK OPTION PLAN         OPTION PLAN
                                -------------------    -------------------
                                          WEIGHTED-              WEIGHTED-
                                           AVERAGE                AVERAGE
                                          REMAINING              REMAINING
                                         CONTRACTUAL            CONTRACTUAL  EXERCISE
                                NUMBER   LIFE (YRS)    NUMBER   LIFE (YRS)     PRICE
                                ------   -----------   ------   -----------  --------
Outstanding -- March 31, 2003:
   Exercise price of $52.47     39,571       7.4       27,094       6.2     $  52.47
   Exercise price of $106..     12,500       9.3        2,135       9.3       106.00
   Exercise price of $129.30       825       9.8          --         --       129.30
                                ------       ---       ------       ---
Weighted-average...........      52,896      7.9        29,229      6.4
                                ------       ---       ------       ---
Exercisable -- March 31, 2003:
   Exercise price of $52.47     27,652       7.1       26,294       6.2     $  52.47
   Exercise price of $106..      3,127       9.3          534       9.3       106.00
   Exercise price of $129.30       206       9.8          --         --       129.30
                                ------       ---       ------       ---
Weighted-average...........      30,985      7.3        26,828      6.2
                                ------       ---       ------       ---
Outstanding as of March 31:
   2002....................     40,771       8.4       27,094       7.2     $  52.47
   2001....................     22,530       8.7       28,094       8.2        52.47
Exercisable as of March 31:
   2002....................     20,592       7.8       22,596       7.1     $  52.47
   2001....................     10,398       8.2       16,472       8.0        52.47

If the Company accounted for its stock-based compensation using the fair value method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the weighted-average grant-date fair value of options granted under the 1998 Performance Stock Option Plan in fiscals 2003, 2002, and 2001 would have been $14.35, $2.83, and $7.37 per option, respectively. The weighted-average grant-date fair value of options granted under the 1998 Stock Option Plan in fiscals 2003 and 2001 would have been $14.51 and $7.68 per option, respectively. The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                               YEAR ENDED MARCH 31,
                             -----------------------
                             2003     2002      2001
                             ----     ----      ----
Risk-free interest rate.     3.68%    3.71%     6.26%
Dividend yield..........      --       --        --
Expected volatility.....     1.00%    1.00%     1.00%
Expected life (years)...      4.0      1.5       3.0

N. SEGMENT INFORMATION

The Company's operating segments are determined based on the way that management organizes the segments for making operating decisions and assessing performance. Management has organized the Company's segments based upon differences in products and services provided. During the quarter ended June 30, 2003, the Distance Education Division surpassed the quantitative revenue threshold for a reportable segment. The segment information has been reclassified to reflect this change for all periods presented. The Company now has four reportable segments: Textbook Division, Bookstore Division, Distance Education Division, and Other Complementary Services Divisions. The Textbook Division segment consists primarily of selling used textbooks to college bookstores, buying them back from students or college bookstores at the end of each college semester and then reselling them to college bookstores. The Bookstore Division segment encompasses the operating activities of the Company's 109 college bookstores as of March 31, 2003 located on or adjacent to college campuses. The Distance Education Division provides students with textbooks and materials for use in distance education courses, and is a provider of textbooks to nontraditional programs and students such as correspondence or corporate education students. Such services are provided by Specialty Books, Inc., a wholly-owned subsidiary of NBC. The Other Complementary Services Divisions segment includes CampusHub and other college bookstore-related services, such as computer hardware and software and a centralized buying service. CampusHub provides college bookstores with a way to sell in-store inventory and virtual brand name merchandise over the Internet utilizing technology originally developed by NBC.

The accounting policies of the Company's segments are the same as those described in the summary of significant accounting policies in Note B. The Company primarily accounts for intersegment sales as if the sales were to third parties (at current market prices). Assets (excluding inventories and certain cash and cash equivalents, receivables, property and equipment, intangibles, and other assets), net interest expense and taxes are not allocated between the Company's segments; instead, such balances are accounted for in a corporate administrative division.

The following table provides selected information about profit or loss and assets on a segment basis for the three years ended March 31, 2003.

                                                                                    OTHER
                                                                  DISTANCE       COMPLEMENTARY
                                 TEXTBOOK        BOOKSTORE        EDUCATION        SERVICES
                                 DIVISION        DIVISION         DIVISION         DIVISIONS           TOTAL
                                 --------        --------         --------         ---------           -----
Year ended March 31, 2003:
   External customer
      revenues ...........     $111,365,802     $216,026,871     $ 36,263,160     $  6,854,016      $370,509,849
   Intersegment revenues .       21,440,901          916,262               --          887,680        23,244,843
   Depreciation and
      amortization
      expense ............          671,628        2,141,544          114,915          531,372         3,459,459
   Earnings before
      interest, taxes,
      depreciation and
      amortization
      (EBITDA) ...........       33,915,223       26,992,497        1,844,166          196,927        62,948,813
Total assets .............       49,444,007       67,572,172        8,805,667        5,046,466       130,868,312
Year ended March 31, 2002:
   External customer
      revenues ...........     $101,596,353     $200,850,901     $ 28,232,663     $  8,236,492      $338,916,409
   Intersegment revenues .       21,297,428          548,747               --        1,623,936        23,470,111
   Depreciation and
      amortization
      expense ............          462,448        2,241,941          148,796          485,067         3,338,252
   Earnings before
      interest, taxes,
      depreciation and
      amortization
      (EBITDA) ...........       31,290,952       22,399,279        1,288,704         (592,369)       54,386,566
   Total assets ..........       51,431,071       67,387,725        8,645,899        5,074,998       132,539,693
Year ended March 31, 2001:
   External customer
      revenues ...........     $ 93,922,712     $182,479,980     $ 18,123,092     $  7,143,069      $301,668,853
   Intersegment revenues .       19,084,092          376,020               --        1,381,290        20,841,402
   Depreciation and
      amortization
      expense ............          509,541        9,577,941          115,578        1,373,793        11,576,853
   Earnings before
      interest, taxes,
      depreciation and

      amortization
      (EBITDA).............      27,534,524       18,636,044         (227,858)         301,106        46,243,816
Total assets...............      46,879,332       60,818,814        5,398,554        4,282,251       117,378,951

        The following table reconciles segment information presented above with consolidated information as presented in the Company's consolidated financial statements for the three years ended March 31, 2003.

                                                                   YEAR ENDED MARCH 31,
                                                  -----------------------------------------------------
                                                         2003               2002              2001
                                                  ----------------   ----------------  ----------------
Revenues:
   Total for reportable segments..............    $    393,754,692   $    362,386,520  $    322,510,255
   Elimination of intersegment revenues.......         (23,244,843)       (23,470,111)      (20,841,402)
                                                  ----------------   ----------------  ----------------
Consolidated total............................    $    370,509,849   $    338,916,409  $    301,668,853
                                                  ----------------   ----------------  ----------------
Depreciation and Amortization Expense:
   Total for reportable segments..............    $      3,459,459   $      3,338,252  $     11,576,853
   Corporate administration...................             172,541            253,450         1,825,048
                                                  ----------------   ----------------  ----------------
Consolidated total............................    $      3,632,000   $      3,591,702  $     13,401,901
                                                  ----------------   ----------------  ----------------
Income Before Income Taxes:
   Total EBITDA for reportable segments.......    $     62,948,813   $     54,386,566  $     46,243,816
   Corporate administrative costs.............          (7,318,023)        (7,316,701)       (5,774,175)
                                                  ----------------   ----------------  ----------------
                                                        55,630,790         47,069,865        40,469,641
   Depreciation and amortization..............          (3,632,000)        (3,591,702)      (13,401,901)
                                                  ----------------   ----------------  ----------------
      Consolidated income from operations.....          51,998,790         43,478,163        27,067,740
   Interest and other expense, net............         (14,007,664)       (17,150,188)      (16,871,307)
                                                  ----------------   ----------------  ----------------
Consolidated income before income taxes.......    $     37,991,126   $     26,327,975  $     10,196,433
                                                  ----------------   ----------------  ----------------
Total Assets:
   Total for reportable segments..............    $    130,868,312   $    132,539,693  $    117,378,951
   Assets not allocated to segments:
      Cash and cash equivalents...............          34,276,049          6,798,602             1,170
      Receivables.............................          13,967,352         12,130,650        15,389,112
      Recoverable income taxes................                 --                 --            706,408
      Deferred income taxes...................           3,861,932          3,557,325         1,862,166
      Property and equipment, net.............             534,598            507,927           473,845
      Goodwill................................          16,770,574         16,770,574        16,770,574
      Debt issue costs, net...................           4,142,416          5,403,342         7,036,842
      Other assets............................           3,241,143          4,591,241         5,115,312
      Other...................................             803,306            494,217           401,233
                                                  ----------------   ----------------  ----------------
Consolidated total............................    $    208,465,682   $    182,793,571  $    165,135,613

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. As the Company is highly-leveraged and as the Company's equity is not publicly-traded, management believes that EBITDA is useful in measuring its liquidity and provides additional information for determining its ability to meet debt service requirements. The Senior Subordinated Notes and Senior Credit Facility also utilize EBITDA, as defined in those agreements, for certain financial covenants. EBITDA does not represent and should not be considered as an alternative to net cash flows from operating activities as determined by accounting principles generally accepted in the United States of America, and EBITDA does not necessarily indicate whether cash flows will be sufficient for cash requirements. Items excluded from EBITDA, such as interest, taxes, depreciation and amortization, are significant components in understanding and assessing the Company's financial performance. EBITDA measures presented may not be comparable to similarly titled measures presented by other registrants.

The following presentation reconciles EBITDA with net cash flows from operating activities as presented in the Consolidated Statements of Cash Flows:

                                                                      YEAR ENDED MARCH 31,
                                                     ----------------------------------------------------
                                                           2003               2002              2001
                                                     ---------------    ---------------   ---------------
EBITDA............................................   $    55,630,790    $    47,069,865   $    40,469,641
Adjustments to reconcile EBITDA to net cash
   flows from operating activities:

Interest income...................................           360,448            399,573           615,430
Provision for losses on accounts receivable.......           451,578          1,629,704           434,070
Cash paid for interest............................       (13,549,099)       (15,224,920)      (16,000,970)
Cash paid for income taxes........................       (14,533,352)        (4,062,737)       (6,018,273)
(Gain) Loss on disposal of assets.................            35,428           (482,810)           59,627
Changes in operating assets and liabilities,
   net of effect of
   acquisitions/disposals(1)......................         8,935,820          1,709,245       (10,720,798)
                                                     ---------------    ---------------   ---------------
Net Cash Flows from Operating Activities..........   $    37,331,613    $    31,037,920   $     8,838,727

(1) Changes in operating assets and liabilities, net of effect of acquisitions/disposals includes the changes in the balances of receivables, inventories, prepaid expenses and other assets, other assets, accounts payable, accrued employee compensation and benefits, accrued incentives, accrued expenses, deferred revenue, and other long-term liabilities.

The Company's revenues are attributed to countries based on the location of the customer. Substantially all revenues generated are attributable to customers located within the United States.

O. RELATED PARTY TRANSACTIONS

In fiscal 2001, the Company entered into several agreements related to its WebPRISM and CampusHub E-commerce software capabilities with a newly created entity, TheCampusHub.com, Inc., which is partially owned by NBC's majority owner. Such agreements included an equity option agreement, a management services agreement, and a technology sale and license agreement.

The equity option agreement provides the Company the opportunity to acquire 25% of the initial common shares outstanding of TheCampusHub.com, Inc. The option is being accounted for as a cost method investment in accordance with APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. The management services agreement, which was extended for one year and expires on May 10, 2004, reimburses the Company for certain direct costs incurred on behalf of TheCampusHub.com, Inc. Prior to its amendment as described below, the management service agreement also required TheCampusHub.com, Inc. to pay the Company $0.5 million per year for certain shared management and administrative support. Complementary Services Division revenue resulting from the management services agreement, including as amended, is recognized as the services are performed. The technology sale and license agreement provides for the Company to license its E-commerce software capabilities to TheCampusHub.com, Inc. Prior to its amendment as described below, the technology sale and license agreement required TheCampusHub.com, Inc to pay the Company $0.5 million per year over a period of three years. The technology sale and license agreement also provides TheCampusHub.com, Inc. with an option to purchase such software capabilities from the Company during that three year period and was extended for one year, expiring on May 10, 2004. The license fees were recognized as Complementary Services Division revenue over the term of the agreement. For the years ended March 31, 2003, 2002, and 2001, revenues attributable to the management services and technology sale and license agreements totaled $0.3 million, $1.0 million, and $0.9 million, respectively, and reimbursable direct costs incurred on behalf of TheCampusHub.com, Inc. totaled $0.6 million, $0.8 million, and $0.9 million, respectively.

Revenues attributable to the management services and technology sale and license agreements were recognized in fiscal 2002 under the anticipation that, if necessary, TheCampusHub.com, Inc. would make a capital call to its shareholders to provide the funding necessary to meet its obligations under the aforementioned agreements. TheCampusHub.com, Inc. reached break-even on a cash flow basis, excluding amounts under the management services and technology sale and license agreements, during fiscal 2002. While it remains a viable business and is funding its own operations, it was not generating sufficient excess cash flow to fund its obligations under the aforementioned agreements and the remaining capital available from its shareholders was reserved to fund strategic development opportunities and, if required, ongoing operations. As a result, on March 31, 2002 the Company established a reserve of approximately $1.0 million on net amounts due from TheCampusHub.com, Inc. and ultimately wrote-off approximately $1.0 million of net amounts due during fiscal 2003. Net amounts due from TheCampusHub.com, Inc. at March 31, 2003 and 2002 totaled $0.1 million and $0.2 million, respectively. Effective April 1, 2002, the management services and technology sale and license agreements were amended, eliminating the annual licensing fee and reducing the annual management services fee for certain shared management and administrative support to $0.3 million. The Company continues to benefit from its relationship with TheCampusHub.com, Inc., as the technology developed further enhances the product/service offering of the Company to its Textbook Division customers.

During fiscal 2003, the Company's former Vice President of Administration and Secretary exercised vested options to purchase 750 shares of NBC's Class A Common Stock under the 1998 Performance Stock Option Plan at an exercise price of $52.47 per share ("Founder's Price") and 125 shares of NBC's Class A Common Stock under the 1998 Performance Stock Option Plan at an exercise price of $106 per share. This transaction, which did not involve any public offering, was exempt from registration under the Securities

Act of 1933 pursuant to Section 4(2). During fiscal 2002, NBC issued 2,621 shares of its Class A Common Stock to the Company's Senior Vice President of the Bookstore Division at the Founder's Price of $52.47 per share, in exchange for $13,752 in cash and a promissory note in the principal amount of $123,765 maturing January, 2009 and bearing interest at 5.25% per year. This transaction, which did not involve any public offering, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2). During fiscal 2001, NBC issued 12,237 shares of its Class A Common Stock to certain of the Company's employees. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(b) thereof and Rule 505 of Regulation D promulgated thereunder. Such shares were issued at the Founder's Price of $52.47 per share, resulting in total proceeds of $642,039. Proceeds from these issuances were utilized for general operating activities.

P. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Effective July 1, 2002, the Company's distance learning division was separately incorporated under the laws of the State of Delaware as Specialty Books, Inc., a wholly-owned subsidiary of the Company. In connection with its incorporation, Specialty Books, Inc. has unconditionally guaranteed, on a joint and several basis, full and prompt payment and performance of the Company's obligations, liabilities, and indebtedness arising under, out of, or in connection with the Senior Subordinated Notes. Specialty Books, Inc. is also a party to the Guarantee and Collateral Agreement related to the Senior Credit Facility. Condensed consolidating balance sheets, statements of operations, and statements of cash flows are presented on the following pages which reflect financial information for the parent company (Nebraska Book Company, Inc.), subsidiary guarantor (Specialty Books, Inc.), consolidating eliminations, and consolidated totals. Activity in the distance learning division prior to incorporation on July 1, 2002 has been separately "carved out" and presented in the subsidiary guarantor column.

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 2003


                                        NEBRASKA         SPECIALTY
                                          BOOK             BOOKS,                           CONSOLIDATED
                                      COMPANY, INC.         INC.          ELIMINATIONS         TOTALS
                                      -------------    -------------     -------------     -------------
ASSETS
Current assets:
   Cash and cash equivalents .....    $  39,269,385    $     135,997     $          --     $  39,405,382
   Receivables ...................       35,523,170        1,234,423        (7,672,264)       29,085,329
   Inventories ...................       61,481,363        6,833,989                --        68,315,352
   Deferred income taxes .........        3,861,932               --                --         3,861,932
   Prepaid expenses and other
      assets .....................          803,306           30,978                --           834,284
                                      -------------    -------------     -------------     -------------
Total current assets .............      140,939,156        8,235,387        (7,672,264)      141,502,279
Property and equipment, net ......       27,113,167          553,203                --        27,666,370
Goodwill .........................       30,472,823               --                --        30,472,823
Other assets .....................        9,749,964           17,077          (942,831)        8,824,210
                                      -------------    -------------     -------------     -------------
                                      $ 208,275,110    $   8,805,667     $  (8,615,095)    $ 208,465,682
                                      -------------    -------------     -------------     -------------
LIABILITIES AND STOCKHOLDER'S
   EQUITY
Current liabilities:
   Accounts payable ..............    $  19,857,301    $   7,672,264     $  (7,672,264)    $  19,857,301
   Accrued employee compensation
      and benefits ...............       10,470,043          172,670                --        10,642,713
   Accrued interest ..............        1,512,733               --                --         1,512,733
   Accrued incentives ............        5,518,883               --                --         5,518,883
   Accrued expenses ..............        1,059,942           17,902                --         1,077,844
   Income taxes payable ..........           89,932               --                --            89,932
   Deferred revenue ..............          538,230               --                --           538,230
   Current maturities of long-term
      debt .......................       19,181,277               --                --        19,181,277
   Current maturities of capital
      lease obligations ..........          124,703               --                --           124,703
                                      -------------    -------------     -------------     -------------
Total current liabilities ........       58,353,044        7,862,836        (7,672,264)       58,543,616
Long-term debt, net of current
   maturities ....................      121,755,713               --                --       121,755,713
Capital lease obligations, net of
   current maturities ............        2,305,583               --                --         2,305,583
Other long-term liabilities ......          300,823               --                --           300,823
Due to parent ....................       12,371,846               --                --        12,371,846
Commitments
Stockholder's equity .............       13,188,101          942,831          (942,831)       13,188,101
                                      -------------    -------------     -------------     -------------
                                      $ 208,275,110    $   8,805,667     $  (8,615,095)    $ 208,465,682
                                      -------------    -------------     -------------     -------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 2002

                                        NEBRASKA         SPECIALTY
                                          BOOK             BOOKS,                            CONSOLIDATED
                                      COMPANY, INC.         INC.           ELIMINATIONS          TOTALS
                                      -------------     -------------     -------------     -------------
ASSETS
Current assets:
   Cash and cash equivalents .....    $  11,383,149     $      36,128     $          --     $  11,419,277
   Receivables ...................       36,621,617         1,389,735        (8,627,103)       29,384,249
   Inventories ...................       63,234,722         6,673,692                --        69,908,414
   Deferred income taxes .........        3,557,325                --                --         3,557,325
   Prepaid expenses and other
      assets .....................          494,217             4,223                --           498,440
                                      -------------     -------------     -------------     -------------
Total current assets .............      115,291,030         8,103,778        (8,627,103)      114,767,705
Property and equipment, net ......       25,953,871           525,044                --        26,478,915
Goodwill .........................       29,791,335                --                --        29,791,335
Other assets .....................       11,643,820            17,077            94,719        11,755,616
                                      -------------     -------------     -------------     -------------
                                      $ 182,680,056     $   8,645,899     $  (8,532,384)    $ 182,793,571
                                      -------------     -------------     -------------     -------------
LIABILITIES AND STOCKHOLDER'S
   DEFICIT
Current liabilities:
   Accounts payable ..............    $  15,084,077     $   8,627,103     $  (8,627,103)    $  15,084,077
   Accrued employee compensation
      and benefits ...............        8,810,618           100,284                --         8,910,902
   Accrued interest ..............        1,547,199                --                --         1,547,199
   Accrued incentives ............        3,595,628                --                --         3,595,628
   Accrued expenses ..............        1,047,738            13,231                --         1,060,969
   Income taxes payable ..........        3,684,439                --                --         3,684,439
   Deferred revenue ..............          432,790                --                --           432,790
   Current maturities of long-term
      debt .......................        4,476,156                --                --         4,476,156
   Current maturities of capital
      lease obligations ..........          111,015                --                --           111,015
                                      -------------     -------------     -------------     -------------
Total current liabilities ........       38,789,660         8,740,618        (8,627,103)       38,903,175
Long-term debt, net of current
   maturities ....................      140,936,989                --                --       140,936,989
Capital lease obligations, net of
   current maturities ............        2,052,286                --                --         2,052,286
Other long-term liabilities ......        1,892,250                --                --         1,892,250
Due to parent ....................        9,594,899                --                --         9,594,899
Commitments
Stockholder's deficit ............      (10,586,028)          (94,719)           94,719       (10,586,028)
                                      -------------     -------------     -------------     -------------
                                      $ 182,680,056     $   8,645,899     $  (8,532,384)    $ 182,793,571
                                      -------------     -------------     -------------     -------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2003

                                  NEBRASKA          SPECIALTY
                                    BOOK              BOOKS,                          CONSOLIDATED
                                COMPANY, INC.          INC.         ELIMINATIONS         TOTALS
                                -------------     -------------    -------------     -------------
Revenues, net of returns ...    $ 334,348,074     $  36,263,160    $    (101,385)    $ 370,509,849
Costs of sales .............      199,552,780        25,060,555         (125,134)      224,488,201
                                -------------     -------------    -------------     -------------
Gross profit ...............      134,795,294        11,202,605           23,749       146,021,648
Operating expenses (income):
   Selling, general and
      administrative .......       81,008,670         9,358,439           23,749        90,390,858
   Depreciation ............        2,873,032           114,915               --         2,987,947
   Amortization ............          644,053                --               --           644,053
   Equity in earnings of
      subsidiary ...........       (1,037,550)               --        1,037,550                --
                                -------------     -------------    -------------     -------------
                                   83,488,205         9,473,354        1,061,299        94,022,858
                                -------------     -------------    -------------     -------------
Income from operations .....       51,307,089         1,729,251       (1,037,550)       51,998,790
Other expenses (income):
   Interest expense ........       14,212,281                --               --        14,212,281
   Interest income .........         (360,448)               --               --          (360,448)
Loss on derivative financial
   instruments .............          155,831                --               --           155,831
                                -------------     -------------    -------------     -------------
                                   14,007,664                --               --        14,007,664
                                -------------     -------------    -------------     -------------
Income before income taxes .       37,299,425         1,729,251       (1,037,550)       37,991,126
Income tax expense .........       14,293,091           691,701               --        14,984,792
                                -------------     -------------    -------------     -------------
Net income .................    $  23,006,334     $   1,037,550    $  (1,037,550)    $  23,006,334
                                -------------     -------------    -------------     -------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2002

                                     NEBRASKA         SPECIALTY
                                       BOOK             BOOKS,                           CONSOLIDATED
                                   COMPANY, INC.         INC.          ELIMINATIONS         TOTALS
                                   -------------     -------------    -------------     -------------
Revenues, net of returns ......    $ 310,790,246     $  28,232,663    $    (106,500)    $ 338,916,409
Costs of sales ................      187,614,539        19,483,995         (122,818)      206,975,716
                                   -------------     -------------    -------------     -------------
Gross profit ..................      123,175,707         8,748,668           16,318       131,940,693
Operating expenses (income):
   Selling, general and
      administrative ..........       77,394,546         7,459,964           16,318        84,870,828
   Depreciation ...............        2,938,438           148,796               --         3,087,234
   Amortization ...............          504,468                --               --           504,468
   Equity in earnings of
      subsidiary ..............         (683,945)               --          683,945                --
                                   -------------     -------------    -------------     -------------
                                      80,153,507         7,608,760          700,263        88,462,530
                                   -------------     -------------    -------------     -------------
Income from operations ........       43,022,200         1,139,908         (683,945)       43,478,163
Other expenses (income):
   Interest expense ...........       17,189,316                --               --        17,189,316
   Interest income ............         (399,573)               --               --          (399,573)
   Loss on derivative financial
      instruments .............          360,445                --               --           360,445
                                   -------------     -------------    -------------     -------------
                                      17,150,188                --               --        17,150,188
                                   -------------     -------------    -------------     -------------
Income before income taxes ....       25,872,012         1,139,908         (683,945)       26,327,975
Income tax expense ............       10,035,705           455,963               --        10,491,668
                                   -------------     -------------    -------------     -------------
Net income ....................    $  15,836,307     $     683,945    $    (683,945)    $  15,836,307
                                   -------------     -------------    -------------     -------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2001

                                   NEBRASKA         SPECIALTY
                                     BOOK             BOOKS,                            CONSOLIDATED
                                 COMPANY, INC.         INC.           ELIMINATIONS         TOTALS
                                 -------------     -------------     -------------     -------------
Revenues, net of returns ....    $ 283,631,518     $  18,123,092     $     (85,757)    $ 301,668,853
Costs of sales ..............      174,262,683        12,929,179           (92,892)      187,098,970
                                 -------------     -------------     -------------     -------------
Gross profit ................      109,368,835         5,193,913             7,135       114,569,883
Operating expenses (income):
   Selling, general and

      administrative ........       68,671,336         5,421,771             7,135        74,100,242
   Depreciation .............        2,884,975            71,160                --         2,956,135
   Amortization .............       10,401,348            44,418                --        10,445,766
   Equity in loss of
      subsidiary ............          223,829                --          (223,829)               --
                                 -------------     -------------     -------------     -------------
                                    82,181,488         5,537,349          (216,694)       87,502,143
                                 -------------     -------------     -------------     -------------
Income (loss) from operations       27,187,347          (343,436)          223,829        27,067,740
Other expenses (income):
   Interest expense .........       17,486,737                --                --        17,486,737
   Interest income ..........         (615,430)               --                --          (615,430)
                                 -------------     -------------     -------------     -------------
                                    16,871,307                --                --        16,871,307
                                 -------------     -------------     -------------     -------------
Income (loss) before income
   taxes ....................       10,316,040          (343,436)          223,829        10,196,433
Income tax expense (benefit)         5,977,203          (119,607)               --         5,857,596
                                 -------------     -------------     -------------     -------------
Net income (loss) ...........    $   4,338,837     $    (223,829)    $     223,829     $   4,338,837
                                 -------------     -------------     -------------     -------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED MARCH 31, 2003

                                       NEBRASKA        SPECIALTY
                                         BOOK            BOOKS,                        CONSOLIDATED
                                     COMPANY, INC.        INC.         ELIMINATIONS       TOTALS
                                     ------------     ------------     ------------    ------------
Cash flows from operating
   activities ...................    $ 37,088,670     $    242,943     $         --    $ 37,331,613
Cash flows from investing
   activities:
   Purchases of property and
      equipment .................      (3,563,701)        (144,032)              --      (3,707,733)
   Bookstore acquisitions, net of
      cash acquired .............      (1,389,338)              --               --      (1,389,338)
   Proceeds from sale of property
      and equipment and other ...          18,685              958               --          19,643
   Software development costs ...        (249,644)              --               --        (249,644)
                                     ------------     ------------     ------------    ------------
Net cash flows from investing
   activities ...................      (5,183,998)        (143,074)              --      (5,327,072)
Cash flows from financing
   activities:
   Payment of financing costs ...         (32,446)              --               --         (32,446)
   Principal payments on long-
      term debt .................      (4,476,155)              --               --      (4,476,155)
   Principal payments on capital
      lease obligations .........        (114,524)              --               --        (114,524)
   Capital contributions ........         604,689               --               --         604,689
                                     ------------     ------------     ------------    ------------
Net cash flows from financing
  activities ....................      (4,018,436)              --               --      (4,018,436)
                                     ------------     ------------     ------------    ------------
Net increase in cash and cash
  equivalents ...................      27,886,236           99,869               --      27,986,105
Cash and cash equivalents,
  beginning of year .............      11,383,149           36,128               --      11,419,277
                                     ------------     ------------     ------------    ------------
Cash and cash equivalents, end of
  year ..........................    $ 39,269,385     $    135,997     $         --    $ 39,405,382
                                     ------------     ------------     ------------    ------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED MARCH 31, 2002

                                            NEBRASKA        SPECIALTY
                                              BOOK            BOOKS,                        CONSOLIDATED
                                          COMPANY, INC.        INC.         ELIMINATIONS       TOTALS
                                          ------------     ------------     ------------    ------------
Cash flows from operating
   activities ........................    $ 30,966,168     $     71,752     $         --    $ 31,037,920
Cash flows from investing activities:
   Purchases of property and
      equipment ......................      (2,222,115)         (54,777)              --      (2,276,892)
   Bookstore acquisitions, net of cash
      acquired .......................      (6,109,599)              --               --      (6,109,599)
   Proceeds from sale of bookstores ..       1,139,400               --               --       1,139,400
   Proceeds from sale of property and
      equipment and other ............          49,487               --               --          49,487
   Software development costs ........        (418,463)              --               --        (418,463)
                                          ------------     ------------     ------------    ------------
Net cash flows from investing
   activities ........................      (7,561,290)         (54,777)              --      (7,616,067)
Cash flows from financing activities:
   Principal payments on long-term
      debt ...........................     (16,308,445)              --               --     (16,308,445)
   Principal payments on capital lease
      obligations ....................        (117,388)              --               --        (117,388)
   Capital contributions .............          13,752               --               --          13,752
                                          ------------     ------------     ------------    ------------
Net cash flows from financing
   activities ........................     (16,412,081)              --               --     (16,412,081)
                                          ------------     ------------     ------------    ------------
Net increase in cash and cash
   equivalents .......................       6,992,797           16,975               --       7,009,772
Cash and cash equivalents, beginning
   of year ...........................       4,390,352           19,153               --       4,409,505
                                          ------------     ------------     ------------    ------------
Cash and cash equivalents, end of
   year ..............................    $ 11,383,149     $     36,128     $         --    $ 11,419,277
                                          ------------     ------------     ------------    ------------

                   NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED MARCH 31, 2001

                                            NEBRASKA        SPECIALTY
                                              BOOK            BOOKS,                        CONSOLIDATED
                                          COMPANY, INC.        INC.         ELIMINATIONS       TOTALS
                                          ------------     ------------     ------------    ------------
Cash flows from operating
   activities ........................    $  8,868,850     $    (30,123)    $         --    $  8,838,727
Cash flows from investing activities:
   Purchases of property and
      equipment ......................      (1,730,647)         (28,363)              --      (1,759,010)
   Bookstore acquisitions, net of cash
      acquired .......................      (2,975,332)              --               --      (2,975,332)
   Proceeds from sale of property and
      equipment and other ............         144,834               --               --         144,834
   Software development costs ........        (403,996)              --               --        (403,996)
                                          ------------     ------------     ------------    ------------
Net cash flows from investing
   activities ........................      (4,965,141)         (28,363)              --      (4,993,504)
Cash flows from financing activities:
   Principal payments on long-term
      debt ...........................      (4,456,324)              --               --      (4,456,324)
   Principal payments on capital lease
      obligations ....................         (72,320)              --               --         (72,320)
   Capital contributions .............         642,039               --               --         642,039
                                          ------------     ------------     ------------    ------------
Net cash flows from financing
   activities ........................      (3,886,605)              --               --      (3,886,605)
                                          ------------     ------------     ------------    ------------
Net increase (decrease) in cash and
   cash equivalents ..................          17,104          (58,486)              --         (41,382)
Cash and cash equivalents, beginning
   of year ...........................       4,373,248           77,639               --       4,450,887
                                          ------------     ------------     ------------    ------------
Cash and cash equivalents, end of
   year ..............................    $  4,390,352     $     19,153     $         --    $  4,409,505
                                          ------------     ------------     ------------    ------------